Exhibit 99.1

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

JAY JAY THE JET PLANE

MERCHANDISING LICENSE AGREEMENT

Agreement No: 191

This Merchandising License Agreement (the “Agreement”) is made as of the 26 day of January, 2006 (the date of full execution hereof, which shall be referred to herein as the “Effective Date”), between the following parties (referred to collectively herein as the “Parties” and individually as a “Party”):

PORCHLIGHT ENTERTAINMENT, INC. (“Agent” or “PorchLight”), a Delaware corporation having a place of business at 11777 Mississippi Avenue, Los Angeles, CA 90025, JAY JAY THE JET PLANE PRODUCTIONS, INC. (“JJJP”), a Nevada corporation having a place of business at 11777 Mississippi Avenue, Los Angeles, CA 90025, and KIDQUEST, INC., dba WonderWings.com Entertainment (“WonderWings”), a Texas corporation having a place of business at 9400 North Central Expressway, Suite 750, Dallas, Texas 75231, on the one hand, and

ACTION PRODUCTS INTERNATIONAL, INC. (“Licensee”), a Florida corporation having its place of business at 1101 North Keller Road, Suite E, Orlando, Florida, 32810, on the other hand.

WHEREAS, in separate agreements between Agent, JJJP and WonderWings (herein referred to as the “Representation/Option agreements”), Agent has been granted certain rights, including, inter alia, the right to license or otherwise exploit throughout the world certain merchandising rights in and to a certain property entitled “Jay Jay The Jet Plane” (the “Property”) and (a) the trademark rights therein of WonderWings; and (b) the joint and individual copyright rights therein of JJJP and WonderWings, and their respective affiliates and subsidiaries (JJJP and WonderWings shall be referred to herein collectively in their respective capacities as rights holders as “Licensor”); and

WHEREAS, Licensee desires a license to utilize the Property in connection with the manufacture, marketing, sale and distribution of certain products in a certain territory, and Agent, with the consent and approval of Licensor, desires to grant such license to Licensee upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual promises contained herein, the Parties hereby agree as follows:

1. Grant of License: Subject to the terms and conditions set forth herein, Agent, with the consent and approval of Licensor, hereby grants to Licensee, and Licensee hereby accepts, this license to utilize the Property as specifically set forth herein and in Schedule “B”, solely and only in connection with the manufacture, marketing, sale and distribution of the product(s) set forth in Schedule “A” (the “Licensed Product(s)”), during the Licensed Period and in the Licensed Territory and designated Distribution Channels defined herein. Agent and/or Licensor (as applicable and agreed upon between Agent and Licensor in the Representation/Option agreements), specifically reserve all rights not granted to Licensee under this Agreement including, without limitation, the right to grant other licenses for use of the Property.

2. Licensed Territory and Distribution Channels: The Licensed Territory shall mean the country or countries set forth in Schedule “A” as its or their political boundaries exist on the date of this Agreement and the Distribution Channels shall mean the channels of retail distribution designated in Schedule “A”. Licensee acknowledges that the license extends only to the Licensed Territory and Distribution Channels specified in Schedule “A” and Licensee agrees that it will not solicit, make, or authorize any use, direct or indirect, of the Licensed Products and the Property outside the Licensed Territory and designated Distribution Channels without Agent’s specific written approval and it will not knowingly sell or distribute the Licensed Products to persons or entities (herein “customers”) who intend or are likely to resell the Licensed Products outside of the Licensed Territory and designated Distribution Channels nor, will Licensee advertise or maintain stock of the Licensed Products or open a new branch or office outside of the Licensed Territory for the purpose of selling or otherwise distributing the Licensed Products. Licensee shall advise all customers of the obligation to sell the Licensed Products only within the Licensed Territory and designated Distribution Channels.

3. Licensed Period: The Licensed Period shall mean the period commencing and ending on the dates set forth in Schedule “A” attached hereto unless sooner terminated in accordance with the terms and conditions of this Agreement.

4. Exclusions: Licensee acknowledges that the rights granted herein do not include the right to, and Licensee warrants and represents that it will not, use the Property or the Licensed Products for, an endorsement of any product or service unless specifically authorized herein and Licensee shall not make or authorize any use, direct or indirect, of the Property in connection with any other products, goods or services other than the Licensed Products. Additionally, Licensee specifically acknowledges that the rights granted herein to Licensee do not include the right to manufacture, market, sell, distribute or otherwise exploit the Licensed Products in connection with any: giveaway, premium, promotion, direct mail/direct response and direct to consumer sales by Licensee, live stage show, in-theater sale, mall cart vendors, home-based businesses, Yahoo and eBay-only retailers, and similar sellers or other channels of distribution which are not specifically included in the Distribution Channels set forth in Schedule “A”. Notwithstanding the foregoing, Licensee may include the Licensed Products in catalogs it distributes to its trade customers (but not direct-to-consumers), subject to Paragraph 8(b)(i). Additionally, Licensee will not sell the Licensed Products to jobbers, wholesalers, distributors, retail stores, merchants or any other entities whose sales or distribution will be made for publicity purposes, combination sales, premiums, giveaways or similar methods of merchandising or means of distribution set forth herein above. All of the aforementioned rights, methods of merchandising and means of distribution (“Exclusions”) are expressly retained and reserved by Agent and/or Licensor (to the extent agreed upon by Agent and Licensor in the Representation/Option agreements), and any and all such Exclusions may be exercised by Agent and/or Licensor, as applicable, and/or their designees concurrently with the rights licensed to Licensee hereunder.

5. Payment: In consideration for the rights granted herein, on behalf of Agent and Licensor, Licensee shall pay in accordance with Paragraph 5(c), the following compensation:

(a) Guaranteed Minimum Compensation: Licensee shall pay as a guaranteed minimum payment (“Guaranteed Minimum Payment”) for the Licensed Period, the amount specified in Schedule “A”. Such amount shall be payable in accordance with the Payment Schedule for the Guaranteed Minimum Payment set forth in Schedule “A”. No portion of the Guaranteed Minimum Payment shall be returnable or refundable to Licensee, however, the Royalties due during the Licensed Period shall be offset against the Guaranteed Minimum Payment already paid by Licensee as an advance (“Advance”) as provided in Schedule “A”.

(b) Royalties: Licensee shall pay, on a calendar quarterly basis (the “Royalty Period”), within forty-five (45) days after the end of each Royalty Period during the Licensed Period, the percentage compensation/royalty amount (“Royalties”) specified in Schedule “A” on all Net Sales (as defined below) of the Licensed Products. As used in this Agreement, the term “Net Sales” shall mean the gross number of Licensed Products sold and/or distributed by or on behalf of Licensee or any directly or indirectly related, affiliated, associated, parent or subsidiary company (“Affiliated Entity”) at the list price of each Licensed Product as of December 1, 2005 or the date of first offer for sale, as applicable (the “Established Wholesale Selling Price), or any higher selling price if applicable, less only (i) amounts actually credited to customers for actual, documented and verifiable returns of damaged Licensed Products, (ii) Licensed Products distributed free of charge to Agent and/or Licensor as samples as required herein, (iii) Licensed Products distributed free of charge in the normal course of business as samples, provided that Licensee does not receive compensation of any type for such samples and the distribution of such samples is limited to a reasonable number for the purposes of stimulating sales and orders of the Licensed Products, and (iv) discounts for prompt cash payments. For purposes of this Agreement, a Licensed Product shall be considered “sold” and the Royalties shall accrue upon the date when such Licensed Product is billed, invoiced, shipped/distributed, or paid for, whichever event occurs first and except as provided above, the Royalties shall be payable by Licensee on the distribution of all Licensed Products whether distributed to third parties, to an Affiliated Entity or otherwise, whether or not billed. Except as otherwise provided herein, no deductions from Net Sales shall be permitted for other allowances and/or discounts, including advertising or mark down allowances, new store allowances, allowances in lieu of returns, uncollectible accounts or bad debts and no deductions for returns shall be allowed on the basis of an accrual or reserve system. Additionally, no costs incurred in the manufacture, distribution, shipping, sale, exploitation, promotion or advertisement of the Licensed Products shall be deducted from the selling price of the Licensed Products or the amount payable hereunder. In the event that Licensee sells and/or distributes the Licensed Products to an entity in any way related to Licensee or in a manner other than in an arms length transaction, the Royalties payable on such sales and/or distribution shall be calculated based on the higher of the amount charged by Licensee or the amount charged by such other entity in connection with the sales and/or distribution of the Licensed Products by such other entity, whichever is greater. Notwithstanding the foregoing, Licensee acknowledges and agrees that the Royalties payable hereunder in connection with sales of the Licensed Products to, or by, an Affiliated Entity or in a manner other than in an arms-length transaction shall not be less that the Royalties based upon the price generally charged to the trade by Licensee in an arms-length transaction unless such sales are made to Agent and/or Licensor in which event, the Royalties payable on all such sales to Agent and/or Licensor shall be calculated based on the Agent/Licensor Price as provided in Paragraph 12. of this Agreement.

(c) Any and all payments payable in accordance with this Agreement (including, but not limited to the Guaranteed Minimum Payment and Royalties set forth above) shall be paid in United States currency (US$) and such payments shall be made at Licensee’s expense by bank check to Jay Jay the Jet Plane Productions, Inc. or by wire transfer to the account of Jay Jay the Jet Plane Productions, Inc. (Collection Account) at City National Bank (Account No. [101-184-161]; ABA Routing No. 122016066) at 400 N. Roxbury Drive, Beverly Hills, CA 90210 and such payments shall be made simultaneously with the rendition of quarterly accounting statements referred to in Paragraph 6 below. No payments due hereunder shall be considered paid by Licensee until such payments are actually received by JJJP.

(d) Taxes, Duties, Levies, VAT and Restricted Sums:

(i) Licensee shall pay all taxes, duties, levies, handling charges and other fees (other than Agent’s and Licensor’s direct net income taxes) due under any law now or hereafter in effect, imposed, levied or based upon the license, delivery, shipment, import, export, manufacture or Licensee’s possession, use or sale of the products licensed hereunder or upon the grant of this license or the exercise thereof or based upon or measured by the license fees or payment thereof or any part thereof.

(ii) Licensee hereby declares that, should the applicable authorities in the Licensed Territory require that Value Added Taxes (“VAT”) or Goods and Services Taxes (“GST”) or other similar taxes are to be levied on payments hereunder, Licensee will be solely responsible for payment of said VAT and GST levies.

6. Accounting:

(a) Licensee will, not later than the forty-fifth (45th) day following the end of each calendar quarter during the Licensed Period and any extension thereof, and thereafter for so long as any sales and/or distribution of the Licensed Products are made by Licensee under Paragraph 16, or otherwise, furnish to Agent at the address set forth above, a full, complete and accurate accounting statement showing the item number, description, gross selling price and the quantity of the Licensed Products manufactured and distributed and/or sold by Licensee during the calendar quarter and any deductions therefrom in the form attached hereto as Exhibit “1” or such other form provided or approved by Agent and agreed to by Licensee, such agreement not to be unreasonably withheld. All accounting statements will be furnished as required herein whether or not any of the Licensed Products have been sold during the calendar quarter and will be certified to be accurate by a duly authorized officer of Licensee.

(b) Agent’s receipt of statements or the receipt and acceptance of any payments (or the cashing of any checks paid hereunder) will not prevent Agent and/or Licensor from thereafter questioning or disputing the correctness of any such statements and/or payments. Licensee agrees that any inconsistencies or mistakes discovered in the statements and/or payments will be promptly rectified and the appropriate payments made by Licensee. Interest at the rate of one and one-half percent (1 1/2%) per month (but in no event more than the maximum amount permitted by law in the Licensed Territory), shall accrue on the amount of any late payments due hereunder, from the date upon which the payment was due until the date payment is actually received as provided herein above in Paragraph 5(c). Time is of the essence with respect to all statements and payments due under this Agreement and in the event that Agent and/or Licensor shall be required to incur any legal expenses or other expenses of debt collection by reason of Licensee’s failure to render any statements and/or payments due hereunder, in addition to and without prejudice to any other rights of Agent and Licensor (including such rights of termination as set forth herein below in Paragraph 15), Licensee shall indemnify and pay Agent and Licensor for any and all reasonable legal fees and expenses of debt collection which may have been incurred by Agent and Licensor in securing a remedy to Licensee’s failure as aforesaid.

7. Books and Records: Licensee will keep at its principal place of business, full, complete and accurate books of account and records covering all transactions relating to the subject matter and terms of this Agreement. Agent’s and/or Licensor’s duly authorized representative(s) shall have the right to examine and make copies of such books of account and records and other documents relating to the subject matter and terms of this Agreement. The duly appointed representatives of Agent and/or Licensor shall have free and full access thereto for such purpose and for the purpose of making extracts therefrom at all reasonable business hours and with five (5) business days’ notice to Licensee. In the event that a discrepancy or a deficiency in payment of five percent (5%) or more shall be discovered, Licensee shall pay the costs of such examination in addition to immediately paying all deficiencies in Royalties and any other sums found to be due with interest thereon. Agent and/or Licensor shall have the right to challenge any statement and/or payment rendered by Licensee, and Licensee shall preserve such books of account, records, documents and material, for a period of three (3) years after the expiration or earlier termination of this Agreement and Agent and/or Licensor may examine said books of account and records during such three (3) year period.

8. Quality; Samples:

(a) Licensee acknowledges that if the Licensed Products or any packaging or advertising relating thereto were of inferior quality in design, material, workmanship or content, the substantial goodwill in the Property, would be impaired. Accordingly, Licensee agrees that the Licensed Products shall be of high standards and quality so as to maintain the integrity, prestige and reputation of the Property and the name of Agent and Licensor.

(b) Licensor shall have absolute approval, exercisable in its sole discretion, over all uses of the Property, the Licensed Products and all packaging, advertising and related materials.

(i) In that regard, Licensee shall, before it manufactures or publishes any particular Licensed Product, furnish to Agent free of cost, for Agent’s and Licensor’s review and Agent’s written approval on behalf of Licensor, two (2) samples of the concept art, text, final art and pre-production samples of each of the Licensed Products in the: 1)

conceptual; 2) final artwork; and 3) pre-production stage together with conceptual, final artwork and pre-production samples of the cartons and containers, tags, labels, wrapping material, packaging and galley proofs, if any, for the Licensed Products or intended for display to the consumer, as well as advertising or promotional material for use in any media in connection with the Licensed Product (“Collateral Materials”). Licensee may not manufacture, use or advertise any Licensed Product or any of the Collateral Materials until it has received the written approval therefore from Agent.

(ii) Additionally, after the manufacture of all such Licensed Products, but prior to the sale or distribution of such Licensed Products, Licensee shall furnish to Agent, free of cost, for Agent’s written approval on behalf of Licensor, twelve (12) finished samples of each of the Licensed Products together with all Collateral Materials. Licensee acknowledges and agrees that it may not distribute any Licensed Product or any of the Collateral Materials until it has received the written approval of the finished samples and Collateral Materials from Agent.

(c) Licensee acknowledges and agrees that Agent’s written approval of each of the Licensed Products and Collateral Materials in each of the stages required above, may be granted or withheld as Licensor, in its sole discretion, may instruct Agent to assure the quality of the merchandise and reputation of the Property. If Agent has not indicated approval in writing of any submission within two (2) weeks after the date of submission thereof, Agent and Licensor shall be deemed to have disapproved same. Once Licensed Products and Collateral Materials have been approved by Agent on behalf of Licensor, Licensee shall not depart in the manufacture of such Licensed Product in any manner from the characteristics of the approved Licensed Product without first obtaining Agent’s written consent on behalf of Licensor for any such changes in accordance herewith. Licensee shall, at all times, have in place appropriate procedures to promptly recall any Licensed Products which fail to conform to the approved samples or which may be defective or harmful to the consumer and upon notice to Licensee, Licensee shall promptly recall any such non-conforming, defective or harmful Licensed Products. Notwithstanding the foregoing, the Parties mutually agree to make best reasonable efforts to ensure timely implementation of the approval process.

(d) (i) All rights granted hereunder are conditioned upon Licensee’s compliance with all marketing, advertising, manufacture and sales provisions and laws in each and every country or territory in the Licensed Territory applicable to the rights granted herein. In that regard, Licensee acknowledges and agrees that Licensee shall have the sole and complete responsibility for ensuring that all of the Licensed Products and the Collateral Materials will be produced, manufactured, sold, distributed, marketed and advertised in full compliance and in accordance with all applicable and relevant laws, codes, rules, standards and regulations applicable in the Licensed Territory (including, but not limited to, consumer product safety standards and laws, health, workplace and labor standards and laws, environmental protection standards and laws, customs and importation laws and all other standards and laws governing the production, manufacture and sale of goods in the Licensed Territory). Licensee shall pretest all proposed and approved Licensed Products and shall cause truthful labeling regarding care, maintenance and use to be affixed to the Licensed Products, packaging or hangtags therefore, as appropriate. Licensee shall immediately notify Agent of all complaints coming to Licensee’s attention from any consumer, customer, or governmental body relevant to any of the Licensed Products and shall regularly keep Agent advised by notice of the status and resolution thereof. Licensee shall resolve all such complaints as expeditiously as possible.

(ii) Licensee further acknowledges and agrees that Agent’s approval of the Licensed Products and Collateral Materials as provided above shall not constitute a waiver of any of Agent’s and/or Licensor’s rights or of Licensee’s duties under this Agreement. Licensee hereby acknowledges that neither Agent nor Licensor are competent to determine whether any of the Licensed Products are fit for the use normally and reasonably intended or safe for sale and/or distribution to the public at large. Accordingly, all approval rights set forth herein relate to aspects of use of the Property and not to determination of the safety of the Licensed Products, and any approval of the Licensed Products shall in no way detract from the Licensee’s obligations to comply with statutory or other safety guidelines applicable in the Licensed Territory nor shall such approval be deemed approval of Licensee’s creation and/or use of any verbiage, copy, mark, artwork, design or other material which is not owned or controlled by Licensor (hereinafter referred to as “Ancillary Material”). Such Ancillary Material shall be used at Licensee’s own risk and Licensee shall take any and all precautions deemed appropriate to ensure that such Ancillary Material is wholly original with or fully cleared by Licensee and that the use by Licensee of Ancillary Material does not infringe the rights of any third parties. Licensee shall fully indemnify, hold harmless and defend Agent and Licensor, and their officers, directors, agents, and employees against any claims, suits, losses or damages (including reasonable attorney’s fees) arising out of such use of Ancillary Material by Licensee.

(e) Licensee shall permit Agent and/or Licensor or their representative(s), at all reasonable times and upon reasonable written notice, to enter Licensee’s premises for the purpose of inspecting the Licensed Products or the method of manufacture thereof prior to and during the sale and distribution of such Licensed Products and in the event that Licensee shall appoint a sub-contractor to manufacture any of the Licensed Products or a part thereof as provided in Paragraph 28, Licensee shall make similar arrangements for inspection of any process performed by a sub-contractor.

9. Goodwill and Protection:

(a) WonderWings owns the trademark rights in and to the Property and JJJP and WonderWings own certain joint and individual copyrights in and to the Property which together comprise all of the copyrights in the Property and JJJP and WonderWings have granted to Agent the right to license such trademark rights and copyrights in and to the Property and JJJP and WonderWings specifically acknowledge their approval and consent of the grant of this license to Licensee on the terms and conditions set forth herein.

(b) Licensee recognizes the great value of the goodwill associated with the Property and acknowledges that as between Licensor and Licensee, all rights therein (including trademark and copyright) and goodwill attached thereto belongs exclusively to Licensor, that the Property has secondary meanings in the minds of the public and that all use of the Property will inure to the benefit of Licensor. Licensee agrees that it will not, during the Licensed Period or thereafter, attack Licensor’s property rights, in and to the Property.

(c) As between Licensor and Licensee, Licensor shall be deemed to be the owner of all materials created for the Licensed Products hereunder, including but not limited to all artwork utilizing or derivative of the Property and all music created in connection with the Licensed Products (“Music”), whether or not such Music is created by or on behalf of Licensee.

Without limiting the generality of the reservation of rights in Paragraph 1 hereof, Licensor specifically reserves any and all rights in and to (i) any soundtrack or recording of the Music, and (ii) any film, video or other recorded version of the Series identified in Schedule “B” or of any live production, or a “Making Of” such live production (“Recorded Footage”), and any and all rights to broadcast such Recorded Footage. Licensee agrees that any such materials utilizing, bearing or derivative of any part of the Property which may be created and furnished by Licensee or its employees or by a third-party assisting Licensee in the creation of such materials, shall be-considered “works made for hire”, as that phrase is used in United States or other applicable copyright law and such materials may be freely used by Agent, Licensor, and their designees. If any such materials or elements shall not be deemed a “work made for hire”, Licensee hereby assigns and transfers to Licensor or its designee, all rights, including copyright, moral rights, title and interest in and to all such materials and elements and Licensee shall sign any documents, acknowledgments and instruments, or obtain the signature on such documents, acknowledgments and instrument of any third-parties assisting Licensee in the creation of such materials, which may be required to effectuate the rights of Licensor in and to such materials, and Licensee undertakes to cooperate in effectuating the foregoing. Licensee specifically acknowledges and agrees that any and all use of any of the soundtrack or recording of the Music, or any Recorded Footage in connection with the Licensed Products shall be subject to Licensor’s specific written approval and payment of a separate fee to be negotiated by Licensee and Licensor for all such use.

(d) Licensee shall not, during the Licensed Period or any time thereafter, dispute or contest, nor cause or assist or aid others in disputing or contesting, Licensor’s right and title to the Property, or any other rights of Licensor in and to the subject matter of this Agreement or Agent’s rights to license the Property as provided herein, or disclose the terms of this Agreement to any person without the prior written consent of Agent and Licensor. Licensee will fully cooperate with and assist Licensor, in preventing or prosecuting any infringement of the rights of Licensor in the Property. Licensee will notify Agent in writing of any manufacture, sale, distribution or advertisement which it believes may constitute an infringement upon Licensor’s rights. Licensee shall not commence any action or proceeding against any person or enter into a settlement relating to the Property or Licensor’s rights without Agent’s and/or Licensor’s prior written consent. Licensee shall not have any rights against Agent or Licensor for damages or otherwise for failure to act in, or settle, any action or proceeding relating to alleged infringements or violations of the Property or Licensor’s rights nor shall any such act or failure to act by Agent or Licensor affect the validity or enforceability of this Agreement.

(e) Agent and Licensor shall have the right, but shall not be under any obligation to use the Property and/or the name of Licensee so as to give the Property, or any of the Parties and their respective programs full and favorable prominence and publicity. However, neither Agent nor Licensor shall be under any obligation whatsoever to use the Property or any part thereof in any medium.

10. Trademark License:

(a) As between Licensor and Licensee, Licensee acknowledges that WonderWings is and shall remain the sole owner of all trademarks related to the Property, and that JJJP and WonderWings are and shall remain the owner of all copyrights, and other rights associated with the Property, and in all artwork, packaging, copy, literary text, advertising and promotional material of any sort which utilize the Property, including all such materials, creations and/or modifications to the Property developed by Licensee, (collectively the “Copyrighted Materials”) and the goodwill pertaining to all of the foregoing. Licensee shall not at any time register or apply to register for Licensee’s benefit any trademarks, logos, marks, or names which are identical or confusingly similar to the Property.

(b) Subject to the terms and conditions of this Agreement, Licensee is hereby granted the non-exclusive right and license to use the trademarks and servicemarks depicted on the attached Schedule “B” and Schedule “C” including PorchLight’s, JJJP’s and WonderWings’ logos as set forth therein solely in connection with the manufacture, marketing, sale and distribution of the Licensed Products and Collateral Materials in the Licensed Territory during the Licensed Period, subject to written approval of all such materials as required herein. Licensee agrees not to associate any other characters or properties of any other entity, including Licensee, with the Property or its trademarks either on the Licensed Products or in their packaging, advertising, promotional or display materials or other Collateral Materials so as to promote such other characters or properties or to create the impression that any trademark or property rights in the Property are related to any such rights of such other entity. However, Licensee may use its own trademarks and other identifying materials in such manner as to identify Licensee as the actual source of the manufactured products subject always to written approval as required herein above in Paragraph 8.

(c) Licensee shall also reference the following websites on all Licensed Product or packaging and tags: PorchLight.com, WonderWings.com and pbskids.org/jayjay or such other names and URL/website addresses as Agent shall advise Licensee in writing.

(d) All rights in said trademarks and servicemarks other than those specifically granted herein are reserved to Licensor for its own use and benefit, subject to the rights of Agent to license and exploit such trademarks and servicemarks (as such rights are possessed by Agent and specifically agreed upon by Agent and Licensor in the Representation/Option agreements). Licensee acknowledges that it will not acquire any rights in said trademarks and servicemarks as a result of Licensee’s creation and/or use thereof and that all right to use said trademarks and servicemarks which arises as a result of Licensee’s creation and/or use shall inure to the benefit of Licensor and Licensee will execute any documents, acknowledgments and instruments required to effectuate the foregoing, and Licensee undertakes to cooperate in effectuating such recordation.

(e) Licensee will at no time use or authorize the use of any trademark, trade name or other designation identical with or confusingly similar to the trademarks and servicemarks in and to the Property.

(f) Except as otherwise provided in Paragraph 16, upon the expiration or earlier termination of the Licensed Period of this Agreement, all rights to use the trademark and servicemarks in and to the Property shall automatically revert to Licensor, subject to the rights of Agent to license and exploit such trademarks and servicemarks (as such rights are possessed by Agent and specifically agreed upon by Agent and Licensor in the Representation/Option agreements), and Licensee shall immediately discontinue all use of said trademarks and servicemarks.

11. Copyright and Trademark Notices:

(a) Licensee shall place or cause to be imprinted on all Licensed Products and Collateral Materials as and where appropriate, the complete copyright notice in the following form: “(c) [or Copyright] (year product is produced) Jay Jay the Jet Plane Productions, Inc. and KidQuest Inc. d/b/a WonderWings.com Entertainment. All Rights Reserved”, or in such other name or form as Agent shall advise Licensee in writing.

(b) Licensee shall also place or cause to be imprinted on all Licensed Products and Packaging, where appropriate, the appropriate trademark or servicemark notice, either “TM”, “SM” or (R), as Agent shall direct.

(c) Licensee agrees that it shall use no markings, legends or notices on and in connection with the Licensed Products and Collateral Materials without first obtaining Agent’s prior written approval.

(d) Licensee, at its expense, will upon request, submit a reasonable number of additional free samples of the finished Licensed Products and Collateral Materials and all other materials bearing copyrights and trademarks or servicemarks of Licensor in order to assure Agent that these provisions are being fulfilled, and for Licensor’s copyright, and trademark registration, however, Licensee acknowledges that neither Licensor nor Agent have any obligation to apply for and/or obtain such registration. In the event that Licensor elects to undertake such registration, Licensee will provide such other materials and documentation as Licensor, or Agent on behalf of Licensor, may reasonably request to effectuate such registration. Copyrights and trademarks in all such material, and any new versions, translations and rearrangements of such material shall be owned by JJJP and/or WonderWings, as applicable. If, as a result of its exploitation of the Licensed Products, Licensee acquires any trade rights, moral rights, equities, titles or other rights therein, Licensee shall immediately assign and transfer same as directed by Licensor, or Agent on behalf of Licensor, without additional consideration, other than the consideration of this Agreement.

(e) Upon request, Licensee agrees to assist Licensor in procuring and maintaining the rights of Licensor in the Property (including trademark and copyright) at no cost to Licensee. Licensee agrees that it shall notify Agent in writing of all those jurisdictions and those Licensed Products (specifying the International Classification of Goods and Services category) in which it intends to distribute, ship or sell Licensed Products as soon as such information is available to Licensee. Upon written request therefor, Licensee agrees to execute and/or deliver to Licensor in such form as reasonably requested, all instruments necessary to effectuate Licensor’s copyright and, where applicable, trademark protection or to record Licensee as a registered user of any trademarks, where applicable, or to cancel such registration. If Licensee fails to execute any such instruments within five (5) business days following a request therefor, Licensee hereby appoints Agent as its attorney-in-fact, which such appointment shall be deemed a power coupled with an interest, to do so on Licensee’s behalf and such appointment shall be irrevocable for the purposes set forth herein. Licensee acknowledges that only Licensor may file and prosecute trademark and copyright applications regarding any trademarks and/or copyrightable material used by Licensee of the Property in such jurisdictions within the Licensed Territory as Licensor may, from time to time, deem advisable. Licensor shall control absolutely all infringement litigation brought against third parties involving or affecting the Property and Licensor may, at its sole discretion, add Licensee as a party thereto at no cost or expense to Licensee unless otherwise specifically agreed to in writing between the Parties.

12. Purchases: Agent and Licensor may purchase Licensed Products from Licensee at Licensee’s Established Wholesale Selling Price for such Licensed Product less any discounts noted in Paragraph 5(b) or, if applicable, any lower price offered by Licensee (“Agent/Licensor Price”) which shall include an amount equal to the Royalty amount set forth in Schedule “A” if such price does not already include such amount and Licensee shall pay a Royalty on all such sales of the Licensed Products to Agent and/or Licensor. (i.e., Licensee shall include all sales of Licensed Products to Agent and Licensor at the Agent/Licensor Price set forth above in the accounting statements required in Paragraph 6. for the applicable Royalty Period in which any such sales are made to Agent and/or Licensor and when calculating and paying the amount of Royalties due for the applicable Royalty Period.) Agent and/or Licensor may use such Licensed Products for give-aways, premiums and/or promotional purposes, and may sell such Licensed Products in any territory including the Licensed Territory via websites operated or owned in part by Agent and/or Licensor.

13. Advertising: Licensee shall not offer for sale, advertise or publicize any Licensed Products via television, radio, newspapers, magazines or any other media without Agent’s prior written approval in each instance, which approval may be granted or withheld in Agent’s sole discretion.

14. Licensee Obligations:

(a) Licensee shall produce, manufacture, distribute and sell the Licensed Products in an ethical manner and in accordance with the provisions and the intent of this Agreement, and shall not engage in unfair or anti-competitive business practices. The Licensed Products shall be produced, manufactured, distributed, sold, packaged, labeled and advertised in accordance with all applicable federal, state and local laws, treaties and governmental orders and regulations in the Licensed Territory.

(b) Licensee shall not encumber or cause to be encumbered in any manner, the Licensed Products, or cause or permit any expenses to be charged to Agent or Licensor without Agent’s and Licensor’s prior approval in writing in each instance.

(c) Licensee shall exercise its best efforts to manufacture and ship quantities of the Licensed Products to meet the market demand for the Licensed Products and shall diligently and timely fulfill all orders and make and maintain adequate arrangements for the distribution of the Licensed Products throughout the Licensed Territory in the Distribution Channels and continuously offer each of the Licensed Products for sale throughout the Licensed Territory and Distribution Channels in accordance with the applicable Marketing Date and Distribution Date set forth in Schedule “A” to achieve the highest sales reasonably attainable.

(d) (i) Licensee shall be required to submit a prototype for each of the Licensed Products within two (2) months after the Effective Date of this Agreement and Licensee shall be required to begin manufacturing such Licensed Products within two (2) months after Licensee receives Agent’s written approval therefore. In the event Licensee shall fail to submit a prototype for each of the Licensed Products within two (2) months after the Effective Date of this Agreement, or should Licensee fail to begin manufacturing a Licensed Product within the time period specified, Agent, at its sole option and in its absolute discretion, shall have the right to terminate this Agreement as to that Licensed Product by giving Licensee written notice thereof to take effect thirty (30) days after the date of such notice if Licensee fails to submit such prototype or fails to begin manufacturing the Licensed Product, as applicable, within said thirty (30) day period.

(ii) Licensee shall begin commercial distribution of each Licensed Product set forth in Schedule “A” hereof by the applicable Distribution Date specified in Schedule “A”. In the event Licensee shall fail to begin commercial distribution for any of the Licensed Products by the applicable Distribution Date, Agent, at its sole option and in its absolute discretion, shall have the right to terminate this Agreement as to that Licensed Product by giving Licensee written notice thereof to take effect thirty (30) days after the date of such notice if Licensee fails to begin commercial distribution of such Licensed Product within said thirty (30) day period.

(iii) Additionally, should Licensee fail to continue the sale and commercial distribution of any of the Licensed Products for a period of ninety (90) days after the applicable Distribution Date for such Licensed Products or, if the Licensed Products are seasonal in nature, during the normal selling season for such Licensed Products, Agent, at its sole option and in its absolute discretion, shall have the right to terminate this Agreement as to that Licensed Product by giving Licensee written notice thereof to take effect thirty (30) days after the date of such notice if Licensee fails to sell and distribute such Licensed Product within said thirty (30) day period.

15. Termination of License:

(a) Events of Default:

(i) Licensee Bankruptcy: If Licensee files a petition in bankruptcy, or is adjudicated as bankrupt, or if a petition in bankruptcy is filed against Licensee, or if Licensee becomes insolvent, or makes an assignment for the benefit of its creditors, or if Licensee files or has filed against it a petition for the adoption of an arrangement pursuant to any bankruptcy law, discontinues its business, or if a receiver is appointed for Licensee or its business, such occurrence shall constitute an event of default under this Agreement (an “Event of Default”) and the license herein granted shall, without notice, terminate automatically.

(ii) Failure to Manufacture, Market or Distribute: Licensee’s failure to commence in good faith the marketing of the Licensed Products by the Marketing Date or Marketing Dates, if applicable, set forth in Schedule “A” or if Licensee fails to meet the applicable Distribution Date set forth in Schedule “A” for the shipping and sale of the Licensed Products and to continue thereafter during the Licensed Period to distribute and sell commercially reasonable quantities of the Licensed Products in the Distribution Channels (as defined in Schedule “A”) in all parts of the Licensed Territory, will result in immediate damage to Agent and Licensor and any one or more of the aforesaid failures by Licensee shall constitute an Event of Default under this Agreement.

(iii) Licensee’s Violation of Agreement: The violation by Licensee of any other material obligations or conditions or of Licensee’s representations and warranties under this Agreement, whether such breach pertains to a default or failure to make proper and timely payment of any and all sums due hereunder or otherwise, shall also constitute an Event of Default hereunder.

(b) Notice of Event of Default and Cure: Upon the occurrence of an Event of Default hereunder as set forth in Paragraphs 15(a)(ii) and (iii) above, (but not in the case of a bankruptcy as set forth in Paragraph 15(a)(i) above, in which event termination of this Agreement shall be automatic), Agent shall have the right (but not the obligation) to terminate this Agreement. In the event Agent elects to terminate this Agreement, Agent shall serve upon Licensee a written notice of such election.

(i) Licensee shall thereupon have a period of thirty (30) days after receipt of such notice within which to remedy the breach, except with respect to any and all payments due hereunder, in which case Licensee shall have a period of fifteen (15) business days after receipt of notice to remedy any failure to make payment of sums due hereunder.

(ii) If Licensee fails to duly remedy the same, then upon the expiration of thirty (30) days or fifteen (15) business days, as applicable, this Agreement and the license herein granted shall in all respects cease and terminate, and Licensee shall have no further rights hereunder.

(iii) Notwithstanding such termination, all rights of Agent and/or Licensor arising out of this Agreement or in connection therewith or existing prior thereto shall nevertheless continue in full force and effect, including but not limited to Agent’s and/or Licensor’s right to sue for damages caused to it by Licensee’s default and the right hereunder to receive earned but unpaid Compensation/Royalties or other sums due from Licensee pursuant to Paragraph 5.

(iv) Upon any termination under this Paragraph 15, neither Licensee nor its receiver, representative, trustees, agents, administrators, successors and/or assigns shall have any right to sell, exploit or in any way deal with or in any Licensed Products or Collateral Materials hereunder except with and pursuant to Agent’s consent and instructions in writing.

(c) Effect of Termination or Expiration:

(i) Upon expiration or earlier termination of this Agreement, all rights granted to Licensee hereunder shall revert to Agent and/or Licensor (as specifically agreed upon by Agent and Licensor in the Representation/Option agreements), and except as provided in Paragraph 16, Licensee shall not use or refer to the Property or any characters, names, titles or other elements in connection with the manufacture, sale or distribution of products of Licensee, which in Agent’s or Licensor’s opinion are similar to the Property.

(ii) Upon expiration or earlier termination of this Agreement, Licensee will cease manufacture and sale of the Licensed Products except as expressly permitted herein and Licensee will turn over to Agent all artwork provided hereunder and all molds and other materials which reproduce the Licensed Products, or otherwise utilize the Property, shall be destroyed or, at Licensee’s option, Licensee may retain such molds provided that all use and reference to the Property shall be removed therefrom, including all names, logos, images, trademarks and characteristic elements of the Property, and Licensee shall provide Agent with satisfactory evidence of such destruction or proof of removal. Furthermore, should Licensee opt to retain such molds, Licensee agrees not to use such molds to manufacture any products which are confusingly similar to the Licensed Products in look, shape, function or otherwise.

(iii) Licensee’s failure to cease the manufacture, distribution, sale or advertisement for sale of the Licensed Products upon the expiration or earlier termination of this Agreement except as provided in Paragraph 16, will result in immediate and irreparable damage to Agent and Licensor. Licensee acknowledges that no adequate remedy at law exists for such failure and Licensee agrees that Agent and/or Licensor shall be entitled to an injunction or other equitable relief to prevent a breach of this Agreement by Licensee.

(iv) If this Agreement is terminated, all unpaid Royalties, and the unpaid Guaranteed Minimum Payment due hereunder shall be immediately due and payable in accordance with Paragraph 5(c) within ten (10) days after the effective date of termination.

(v) On a date at least sixty (60) days prior to expiration of this Agreement or, if applicable, within ten (10) days after the effective date of any earlier termination, Licensee shall account to Agent in a statement, sworn to by an authorized officer of Licensee, indicating the number and description of the Licensed Products on hand and/or in process of manufacture. Agent may, at its option, conduct a physical inventory of Licensee to verify such statement of remaining inventory. If Licensee shall refuse to permit Agent to conduct such physical inventory, Licensee shall forfeit its right to dispose of such inventory in accordance with Paragraph 16 below. Licensee acknowledges and agrees that during the last three (3) months of the Licensed Period, Licensee will not manufacture any more quantities of the Licensed Products than it genuinely anticipates selling during the balance of the Licensed Period (based upon prior sales of such Licensed Products during the preceding six (6) months of the Licensed Period) in the normal course of business and without any special promotional activities.

(vi) Nothing in this Paragraph 15 shall be construed to limit Agent’s and Licensor’s rights or remedies.

16. Disposal Upon Expiration: Upon expiration of the Licensed Period, Licensee shall have the non-exclusive right, pursuant to the provisions hereof, for a period of not more than the Sell-Off Period set forth in Schedule “A”, to dispose of all unsold Licensed Products manufactured by it or in the process of manufacture during the one hundred eighty (180) days prior to expiration; provided that Licensee has provided Agent with all accountings and has paid all compensation accrued to such time (including, but not limited to, the Guaranteed Minimum Payment and Royalties). During the Sell-Off Period, Licensee shall be required to account to and pay as provided in Paragraph 5(c), the Royalties set forth in Schedule “A” on all Net Sales of the Licensed Products during the Sell-Off Period. Licensee shall deliver a report to Licensor in the form required in Paragraph 6 and shall make payment of all sums shown to be due therein on a monthly basis during the Sell-Off Period and Licensee shall provide Agent with a final accounting and any unpaid sums shown to be due on such final accounting within thirty (30) days following the end of the Sell-Off Period. Licensee shall comply with all terms and conditions herein with respect to sales, distribution and use of the Property during said Sell-Off

Period. It is specifically understood that Licensee shall not sell or dispose of any such Licensed Products in job lots at reduced prices or other than as is customary in the ordinary course of business; and provided further that Licensee shall not sell or dispose of any Licensed Products if this Agreement was terminated for any reason by Agent and/or Licensor, including but not limited to, any reason set forth in Paragraph 15. Following the Sell-Off Period, all remaining Licensed Products shall, at Agent’s election, either be returned to Agent or destroyed (and Licensee shall deliver a certificate of destruction promptly thereafter) at Licensee’s sole cost and expense.

17. Force Majeure: Licensee shall be released from its obligations under this Agreement in the event that governmental regulations, act of God, war, acts of terrorism, riot, fire, strike or other labor dispute, epidemic or other causes customarily defined as “force majeure” in the industry, render performance by Licensee impossible. In such force majeure event, all Royalties due with respect to sales by Licensee of the Licensed Products shall become immediately due and payable and no portion of the Minimum Guaranteed Payment shall be repayable or returnable to Licensee. If such event shall continue for a period in excess of two (2) months, Agent shall have the right to terminate this Agreement by giving Licensee ten (10) days prior written notice. In the event of such termination, the provisions of Paragraph 16 shall apply.

18. Insurance: Licensee shall obtain and maintain at its sole cost and expense for the life of the Licensed Product standard commercial general and product liability insurance, the form of which must be acceptable to Agent, from a qualified insurance company, naming PorchLight, JJJP and WonderWings, as additional named insureds, which policy shall provide protection against any and all claims, demands and causes of action arising out of any defects or failure to perform, alleged or otherwise, in the Licensed Product(s) or any material used in connection therewith or any use thereof including for product liability and personal injury, and for breach of contract, copyright and trademark infringement, advertising, libel, slander, or other form of defamation, invasion, infringement of or interference with the rights of privacy or publicity, whether under statutory or common law, caused by Licensee or the Licensed Products. The amount of coverage shall be a minimum of One Million U.S. Dollars (US$1,000,000.00) combined single limit for each single occurrence for bodily injury and property damage and Three Million U.S. Dollars (US$3,000,000.00) in the aggregate with a deductible no greater than $10,000. Said policy shall provide for thirty (30) days notice to Agent from the insurer by registered or certified mail, return receipt requested, in the event of any modification, cancellation or termination of said policy. Licensee shall furnish to Agent a certified copy of said policy providing such coverage within ten (10) days after the Effective Date of this Agreement and in no event shall Licensee manufacture, distribute or sell the Licensed Products prior to the receipt by Agent of such evidence of insurance.

19. Indemnity:

(a) Licensee will at all times indemnify and hold harmless PorchLight, JJJP and WonderWings and their respective officers, directors, shareholders, employees, agents and representatives from and against any and all claims, damages, litigation, judgments, costs and expenses caused by or arising out of any (i) breach of any representation, warranty, obligation or covenant of Licensee contained herein, (ii) misuse of the Property by Licensee in connection with the Licensed Products or otherwise, (iii) alleged defects in the Licensed Products or (iv) other claim related to the manufacture, marketing, selling or distribution of the Licensed

Products. PorchLight, JJJP and WonderWings, may, at their election, individually or collectively, defend any action, by their respective counsel and at Licensee’s expense. Licensee will cause its counsel to cooperate fully with PorchLight, JJJP and/or WonderWings and their counsel in the defense of such action. Neither PorchLight, JJJP nor WonderWings shall admit any liability or compromise any suit, pertaining to Licensee without first obtaining Licensee’s consent in writing.

(b) Licensor will at all times indemnify, and hold harmless, Licensee and its officers, directors, employees, agents and representatives from and against any and all claims, damages, litigation, judgments, costs and expenses arising as a result of any claim brought by a third party that the Property infringes upon or violates the rights of such third party. Licensee shall promptly notify Agent in writing upon Licensee’s acquiring knowledge of any such claim or action, and PorchLight, JJJP and WonderWings shall, individually or collectively, undertake the defense or settlement of such claim or action.

20. No Joint Venture: Licensee shall not have the power to bind or obligate any of the other Parties, individually or collectively, in any manner whatsoever. Nothing herein contained shall be construed to constitute the Parties as partners or joint venturers, nor shall any similar relationship be deemed to exist between them.

21. No Assignment: The License hereby granted is and shall be personal to Licensee, and shall not be assignable by any act of Licensee or by operation of law and Licensee shall have no right to grant any sub-licenses, in each case without the prior written consent of Agent and Licensor. Any attempt by Licensee to grant a sub-license or to assign, mortgage or part with possession or control of this license or of any of its rights hereunder without the prior written consent of Agent and Licensor shall constitute a material breach of this Agreement. This Agreement may at Agent’s and Licensor’s election be assigned. This Agreement shall bind and inure to the benefit of Agent and Licensor, and their respective successors and assigns, and to Licensee and its permitted successors and assigns.

22. Change in Control: In the event that there is a change in control of Licensee, or substantially all of the assets of Licensee are acquired by a third party person, corporation or other business entity, by merger, consolidation, purchase of assets or otherwise, Licensee agrees, as a material inducement to Agent and Licensor to enter into this Agreement, to promptly notify Agent of any such change of control of Licensee. Agent and Licensor shall have the right, but not the obligation, to terminate this Agreement by written notice to Licensee, at Licensor’s and Agent’s option. Such right of termination shall continue for a period of six (6) months after receipt of notice of such change of control.

23. Confidentiality: The Parties agree to use best reasonable efforts to keep the details of this Agreement confidential, and agree that they will not use for their own benefit, or the benefit of any other person or entity, any confidential information received by another Party. Agent and Licensor acknowledge that Licensee is a public company and as such, may be required to report details of this Agreement to fulfill public reporting requirements of the SEC or other governmental body. In such situations, Licensee shall request confidential treatment of this Agreement, and any other confidential information of Agent and/or Licensor, from the SEC or other governmental body, but Agent and Licensor acknowledge that such confidential treatment may or may not be granted.

24. Waiver; Modification: No waiver or modification of any of the terms of this Agreement shall be valid unless in writing and signed by all of the Parties hereto. No waiver by any of the Parties of a breach hereof or a default hereunder shall be deemed a waiver by such Party of the same or any other breach or default or a waiver by such Party of its right to enforce any such breach or default in the future. Should any provision of this Agreement be found to be invalid or unenforceable by a court of competent jurisdiction, then such provision shall be deemed severed from this Agreement or enforceable only to the extent permitted by law and any such invalidity or unenforceability shall not affect the validity or enforceability of any of the other provisions of this Agreement and all remaining provisions shall survive and be fully enforceable.

25. Remedies: The Parties recognize the unique and special nature and value of the use of the Property and agree that it is extremely difficult and impractical to ascertain the extent of the detriment to Agent and Licensor which would be caused in the event of any use of the Property contrary to the terms of this Agreement. The Parties further acknowledge that Agent and Licensor will have no adequate remedy at law in the event Licensee uses the Property in any way not permitted hereunder including, without limitation, use of the Property or sale of Licensed Products after the Licensed Period, and that Agent and Licensor shall be entitled to equitable relief by way of temporary and permanent injunction, and such other and further relief at law or equity as any arbitrator or court of competent jurisdiction may deem just and proper, in addition to any and all other remedies provided for herein. Notwithstanding the foregoing, Licensee agrees that its sole remedy in the event of a breach of this Agreement by Agent and/or Licensor shall be an action at law against such Party or Parties, as applicable, for damages, and in no event shall Licensee be entitled to equitable relief against Agent and/or Licensor or to enjoin the production, distribution or any exploitation of the Property or the Licensed Products.

26. Arbitration: Any dispute between the Parties arising under or related to this Agreement, other than to protect Licensor’s copyright and trademark rights in and to the Property, to secure compliance with or involving a continuance of this Agreement, to prevent a violation or threatened violation thereof or to prevent unauthorized or improper use of the Property, shall be resolved exclusively by arbitration, which, in the case of disputes where Licensee is the defendant shall be held in New York, New York, and in the case of disputes where Licensor and/or Agent is the defendant shall be held in Los Angeles, California, and conducted in accordance with the Commercial Rules of the American Arbitration Association then in effect. Judgment upon the award rendered shall be final, binding and nonappealable and may be entered in any court having jurisdiction. Each Party shall bear its own expenses of the arbitration, except that the arbitrator’s fees and costs shall be borne equally by the Parties and the arbitrator shall have the power to award costs and expenses, including attorneys’ fees, to the prevailing Party.

27. Enforcement of Rights: Any and all rights granted to Licensee pursuant to the terms of this Agreement may be enforced by either or both of Agent and/or Licensor, at any time and from time to time, to the extent such rights are possessed by such Party. Licensee acknowledges and agrees that should Licensee receive notice from Licensor or Agent that Agent’s rights have expired or been terminated, Licensee shall continue abiding by all of the terms and conditions contained herein directly with Licensor and all statements and payments to be made hereunder shall be made as directed by Licensor.

28. Manufacture of Merchandise: Licensee shall provide Agent with a list of all third parties who will be engaged to provide services in connection with the manufacture of merchandise relating to the Property. Licensee shall also insure that each such manufacturer executes an agreement in the form attached hereto as Exhibit “2” or such other form approved by Agent, pursuant to which the manufacturer: (a) acknowledges WonderWings’ trademark and JJJP’s and WonderWings’ copyright rights in and to the Property and the merchandise, and (b) represents and warrants that it will sell merchandise in connection with the Property only to Licensee and that it will use the Property only as directed by Licensee, Licensor or Agent and upon notification of expiration or termination of this License Agreement or, when Licensee ceases to require the manufacture of the Licensed Products, whichever is earlier, it will immediately cease manufacturing the Licensed Products and destroy or deliver to Licensee or Agent, as advised, any molds, devices, designs and artwork used to reproduce the Property of any elements thereof. Notwithstanding the foregoing, Licensee acknowledges and agrees that any act of such manufacturer appointed by Licensee shall be deemed the acts of Licensee for all purposes and such manufacturer’s failure to fully and properly account to Licensee shall not relieve Licensee of any liability resulting therefrom.

29. Notices: Notices by any Party to the other shall be given by telefax, with electronic confirmation of receipt and mailing of a second copy as stated below, and by registered or certified mail, return receipt requested, or by other reputable overnight mail/delivery services (such as Federal Express or United Parcel Service) with proof of delivery, all charges prepaid. All statements, payments and notices hereunder shall be given at the respective addresses of the Parties as set forth on the first page of this Agreement unless written notice of a change of address is given. Notices shall be deemed given the date the notice is sent as provided above, except that notices of change of address shall be effective when received. Copies of all notices to Agent and JJJP shall be sent to Agent at 11777 Mississippi Avenue, Los Angeles, CA 90025, Attention: Business Affairs, Tel.: 310-477-8400, Fax: 310-477-5555; and to WonderWings at 9400 North Central Expressway, Suite 750, Dallas, Texas 75231, Tel. (214) 575-3663:, Fax: (972) 235-9994, with a copy to Frederick Fierst, Esq., at Fierst & Pucci LLP, Suite 4, 64 Gothic Street, Northampton, MA 01060-3018, Tel.: 413-584-8067, Fax: 413-585-0787; and to Licensee at the address set forth in Schedule “A”.

30. Jurisdiction: Attorneys’ Fees: This Agreement shall be governed by and construed in accordance with the laws of the State of California and the United States. It is hereby agreed that any matter arising under this Agreement (subject to the arbitration provisions hereof) and including, without limitation, any suit to enforce an award under the arbitration provisions hereof, must be finally adjudged or determined in any court or courts of the State of California or of the United States of America, in Los Angeles County, California, and the Parties hereto hereby submit generally, exclusively, irrevocably and unconditionally to the jurisdiction and venue of such courts and of any of them in respect of any such matter and consent to service of process by any means authorized by California law. In the event that any legal action or any other proceeding is commenced to enforce any provision of this Agreement or as a result of a breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party shall be entitled, in addition to any other relief to which said party may be entitled, to recover actual attorneys’ fees and costs incurred in such action or proceeding.

31. Entire Agreement: This Agreement (including Schedule “A,” Schedule “B,” Schedule “C”, Exhibit “1” and Exhibit “2”) constitutes the entire understanding between the Parties and shall not be modified or amended unless in writing signed by all Parties.

By signing in the spaces provided below, the Parties have agreed to all of the terms and conditions contained in this Agreement and the attached Schedules and Exhibits incorporated herein by reference as part of this Agreement.

(Rest of page left intentionally blank, signature page follows)

Subject to full execution of this Agreement by all Parties set forth below, this Agreement shall be effective upon the Effective Date.

AGREED TO AND ACCEPTED:

PORCHLIGHT ENTERTAINMENT, INC.

By:
William T. Baumann
Its:	Executive VP, COO & CFO

Date:

JAY JAY THE JET PLANE PRODUCTIONS, INC.

By:
William T. Baumann
Its:	Executive VP & CFO

Date:

KIDQUEST, INC. dba WonderWings.com Entertainment

By:
Its:

Date:

ACTION PRODUCTS INTERNATIONAL, INC.

By:
John R. Oliver
Its:	Chief Financial Officer

Date:

JAY JAY THE JET PLANE

MERCHANDISING LICENSE AGREEMENT

Schedule “A”

All capitalized terms used in the Agreement shall have the meaning set forth below:

1.	Licensed Products:

The following merchandise utilizing or bearing the Property and the trademarks and/or copyrights set forth in Schedule “B”.

(a)	Jay Jay The Jet Plane Wooden Adventure System (“JJWAS”) designed to work as an interactive system of components consisting of the following:

(i)	Wooden Character Vehicles – Approximate size: 3-3.5” in length and 2.5” in height. The primary material from which these Character Vehicles will be constructed will be wood. Specifically, wood will be used for the fuselage and wings of the airplanes. Plastic will only be used for rendering character faces, and as needed for minimal minor trim that cannot be fabricated from wood. All of the Wooden Character Vehicles will be compatible with all elements of the JJWAS. Each Wooden Character Vehicle may have additional features to be approved by Agent and Licensor on a case by case basis, such as implanted electronic components, which interact with other products in the JJWAS.

(ii)	Wooden Buildings – Size: Various but in scale with the Wooden Character Vehicles and Wooden Destination Play Boards (see below). The Wooden Buildings will be made primarily of wood, with minimal plastic and metal decorative elements as necessary to achieve accurate and durable reproductions. The Wooden Buildings will be designed as replicas of buildings shown in the Series.

(iii)	Wooden Scenery – Size: Various but in scale with the Wooden Character Vehicles and Wooden Destination Play Boards (see below). The Wooden Scenery shall be made of wood and shall be full-color renditions of scenery (trees, etc.) and objects (tires, fuel pump, etc.) found in and around Tarrytown.

(iv)	Felt Play Mat – Size: 24” x 36”. The Felt Play Mat shall be made of felt fabric, include a full-color depiction of Tarrytown Airport and the surrounding area, and be designed for use with the Wooden Character Vehicles and Wooden Buildings

(b)	Die Cast Metal Vehicles as defined below:

Approximate size: 2.5-3.5” in length and 1.5” in height. The vehicle body to be fabricated from die cast metal. Plastic will be used only for the chassis and wheels and for rendering character faces. Such design is consistent with industry standards for die cast metal vehicles, particularly those depicting characters. These will include free-moving or mechanically actuated wheels, propellers, and other elements as appropriate and approved by Agent and Licensor.

(c)	Character Carry-All as defined below:

Carry case with individual, non-removable storage compartments to hold Wooden Character Vehicles or Die Cast Metal Vehicles as well as additional play elements from the JJWAS. May be constructed of vinyl, fabric, or a mixture thereof, in only one (1) SKU. Not to conflict with hand-held luggage or luggage on wheels.

(d)	Bead “Coasters” as defined below:

Wooden-based with coated metal wire and minimal plastic trim to depict characters from the Property and sky elements (sun, clouds, etc.) moving through three-dimensional space along rigid guide wires.

(e)	For (i) any material deviations to the Licensed Products listed above or (ii) any additional products not listed above that Licensee would like to propose during the Term, Licensee shall present a product plan to Agent, for Agent’s and Licensor’s review and approval, on or before November 15, 2006. Such product plan shall include (i) detailed product descriptions, materials and renderings, (ii) targeted deadlines for approvals, production, marketing, distribution etc., and (iii) a retail plan. Agent shall respond to Licensee with their approval, disapproval or amendment of the product plan within forty-five (45) days.

2.	Licensed Territory:

United States, its territories and possessions, and Canada

3.	Distribution Channels:

Licensee’s rights are specifically limited to sales and distribution through the following retail channels of distribution:

(a)	Specialty Toy Stores such as Toys R Us, independent toy stores, and Leaning Express;

(b)	Airport Shops such as WH Smith, Host Marriott and Paradies Shops;

(c)	Book Stores such as Barnes and Noble, Borders, Waldenbooks, B. Dalton, Books A Million and Independent “Mom and Pop” type Book/Gift Stores;

(d)	Craft Stores such as Michaels, Pearl Paint and Joanne’s;

(e)	Mid-Tier and Upper-Tier Department Stores such as JC Penney, Sears and May Co. and other similar Mid-Tier and Upper-Tier Department Stores;

(f)	Museum Shops and

Aviation Attractions;

(g)	Fan Clubs;

(h)	Internet E-Commerce Websites limited to those Distribution Channels noted above in Paragraphs 3(a) through 3(h) [for purposes of example only, this would include stand-alone websites that fall into one of the Distribution Channel categories above such as AllAboardToys.com (Specialty Toy Store) and websites owned and operated by bricks and mortar retailers such as JCPenney.com (Mid-Tier Department Store)]; and

(i)	Catalogs limited to those Distribution Channels noted above in Paragraphs 3(a) through 3(h) [for purposes of example only, this would include catalog-only businesses that fall into one of the Distribution Channel categories above such as Lilly’s Kids (Specialty Toy Store) and catalogs owned and operated by bricks and mortar retailers such as the JCPenney catalog (Mid-Tier Department Store)].

(j)	Additionally, QVC/Television Home Shopping, Mass Market Retail Stores and Brand Name Discounters, such as Target, TJ Maxx, Marshall’s, and Ross Stores shall be subject to Agent’s written approval on a case by case basis..

4.	Licensed Period:

The period commencing on January 1, 2006 and expiring on December 31, 2008, subject to the full execution of this Agreement.

5.	Payment:

Guaranteed Minimum Payment:

[ * ] Dollars ($[ * ]) payable as an advance (“Advance”) as follows:

Payment Schedule for Guaranteed Minimum Payment/Advance:

[ * ] Dollars ($[ * ]) due upon execution of the Agreement;

[ * ] Dollars ($[ * ]) due on or before December 1, 2007; and

[ * ] Dollars ($[ * ]) due on or before December 1, 2008.

Royalties:

Domestic: [ * ]percent ([ * ]%) Net Sales as defined in the Agreement; or F.O.B.: [ * ]percent ([ * ]%) Net Sales as defined in the Agreement.

[ * ]    this information has been omitted as confidential and has been filed separately with the Securities and Exchange Commission.

6.	Marketing Dates and Distribution Dates:

(a)	All Wooden Character Vehicles to be marketed and distributed throughout the Licensed Period, except for Lina, which will be marketed on or before January 1, 2007 and distributed on or before March 31, 2007 and throughout the remaining Licensed Period.

(b)	All other Licensed Product SKUs marketed and distributed as of December 2005 shall continue to be marketed and distributed throughout the Licensed Period subject to market demand.

7.	Exclusivity:

Non-Exclusive.

Subject to the terms and conditions set forth in the Agreement to which this Schedule “A” is incorporated by reference and attached to and made a part thereof, Licensee shall have the non-exclusive right to manufacture, sell and distribute the Licensed Products (see “1” above) in the Licensed Territory (see “2” above) and in the designated Distribution Channels (see “3” above) during the Licensed Period (see “4” above) set forth in this Schedule “A”.

8.	Sell-Off Period:

One hundred and twenty (120) days.

9.	Trademark/Copyright Notices and Credits:

All finished products constituting the Licensed Products and all packaging, advertising and marketing materials of Licensee or affiliates or related entities which refer to or show the Licensed Products shall contain the trademark, copyright and credit notice (if applicable) as provided in the Agreement or such other notice(s) which shall be provided by Agent to Licensee and shall be subject to Agent’s prior written approval as required herein.

10.	Address for Notices to Licensee:

Name: Action Products International, Inc.

Address: 1101 North Keller Road, Suite E

Orlando, Florida 32810

Tel.:         (407) 481-8007 ext. 715

Fax:         (407) 481-2781

Attn:	Ron Kaplan, CEO

Schedule “B”

PROPERTY

The name(s), design(s), artwork, logo(s), copyright(s) and trademark(s) appearing in the animated television series entitled “Jay Jay The Jet Plane” (herein the “Series”), including the following animated characters as they appear in said Series:

Jay Jay

Snuffy

Old Oscar

Tracy

Savannah

Big Jake

Herky

Revvin’ Evan

Tuffy

Lina

Montana

Schedule “C”

Trademark and Logos

(to be used on all product packaging and advertising)

Trademark footnote:

The mark set forth above, “Jay Jay The Jet Plane”, is owned by KIDQUEST, INC., d/b/a WonderWings.com Entertainment which has granted to PorchLight Entertainment, Inc., as agent, the right to license such mark.

EXHIBIT “1”

LICENSEE REPORT FORM

(Page 1 of 2)

ROYALTY REPORT SUMMARY STATEMENT

Licensee Name:

Date:

Agreement Number:

Property:

Quarter (circle one) 1st, 2nd, 3rd, 4th, 200[ ]

Pre-paid Advance (if applicable):	$	[	]

Total Net Sales Dollars:	$	[	]
(from Detailed Royalty Report)

Royalty Rate:
(from Detailed Royalty Report)		[	]%

Total Royalty Amount Due:	$	[	]
(from Detailed Royalty Report)

Less Unrecouped Balance of Advance from
Prior Statement (if applicable):	$	[	]

BALANCE DUE/(UNRECOUPED BALANCE):	$	[	]

Please make payments by check or wire transfer to: Jay Jay The Jet Plane Productions, Inc.

Certification: We have examined this report and certify it to be a true and accurate statement as reflected by our books and records for the quarter concerned.

Authorized Licensee Signature:

Printed Licensee Signature/Title:
Date Signed:

LICENSEE REPORT FORM

(Page 2 of 2)

DETAILED ROYALTY REPORT

Licensee Name:

Date:

Agreement Number:

Property:

Period Covered: 1st Qtr/2nd Qtr/3rd Qtr/4th Qtr 200[ ] (Please circle one) From: To:

Territory: (Please list all countries within the Territory separately)

LICENSEE INFORMATION

Address:

City/State/Zip:

Telephone Number:

Fax Number:

Attention:

Licensed Products

SKU Number	Description	Total Units Manufactured During Qtr	Total Units Ship/Distributed During Qtr	Gross Sales (Units)	Allowable Returns* (Units)	Net Sales (Units)	Unit Selling Price ($)	Gross Sales ($)	Allowable Returns* ($)	Net Sales ($)	Royalty Rate (%)	Royalty Amount Due ($)

TOTAL AMOUNT

*	Please provide copies of relevant invoices for verification of allowable returns, if applicable.

Exhibit “2”

MANUFACTURER’S AGREEMENT

Dated:

To:	PorchLight Entertainment, Inc.

11777 Mississippi Avenue

Los Angeles, CA 90025

Re:	Merchandising License Agreement dated , 200 between PORCHLIGHT ENTERTAINMENT, INC. (“Agent” or “PorchLight”), JAY JAY THE JET PLANE PRODUCTIONS, INC. (“JJJP”), and KIDQUEST, INC., dba WonderWings.com Entertainment (“WonderWings”) on the one hand, and (“Licensee”), on the other hand.

This letter will serve as notice to you that we,                                          (the “Manufacturer”), located at:                                         , have been engaged by the above-referenced Licensee to manufacture                                          (the “Licensed Products”), utilizing the Jay Jay The Jet Plane™ Property (the “Property”), in accordance with the terms and conditions of the Merchandising License Agreement referenced above (herein referred to as the “Agreement”) and we are cognizant of, and agree to the terms and conditions set forth in said Agreement as they relate to our function as the Manufacturer.

We hereby acknowledge WonderWings’ trademarks in and to the Property and the copyrights of JJJP and WonderWings (JJJP and WonderWings shall be referred to collectively herein as the “Licensor”) and Licensor’s respective rights and ownership thereof and the right of Agent to license said Property. We agree that we will not claim any rights or ownership in and to the Property or in any parts thereof and we will not use any trademark, copyright, servicemarks or trade name which is identical to or confusingly similar to the Property or any part thereof. Further, we acknowledge and agree that all copyrights in any literary, artistic or musical work made by us or on our behalf for the purposes of manufacturing the Licensed Products which incorporate the Property or any part thereof, shall inure to the benefit of Licensor and we shall take such steps that may be necessary to assign all such copyrights to Licensor.

We understand and agree that the Manufacturer has no right to use the Property and the licensed material, trademarks, copyrights or servicemarks thereof except as specifically authorized in writing by Licensee, Licensor or Agent in connection with the manufacture of the Licensed Products, and Manufacturer may not sublicense, subcontract or in any way transfer the rights hereunder or dispose of, sell or distribute the Licensed Products or licensed material to any person or entity other than Licensee. Manufacturer further acknowledges and agrees that upon notice from Licensee, Licensor or Agent of expiration or termination of the aforementioned Agreement or, when Licensee ceases to require the manufacture of the Licensed Products, which ever is earlier, Manufacturer will deliver to Licensee, or if otherwise advised, to Licensor or Agent, any artwork, molds, patterns, plates, designs or other devices used to reproduce the name or any likeness, design or other elements of the Property and we will immediately cease any further manufacture of Licensed Products or any part thereof.

We agree to supply Agent, at Agent’s request, but not more frequently than quarterly, with a statement detailing all items manufactured and/or supplied to Licensee in connection with the Property and/or the Licensed Products and we hereby acknowledge that Agent and/or Licensor, or their representative(s) shall have the right to examine the books and records of Manufacturer as they relate to the Licensed Products as well as the right of Agent and/or Licensor, or their representative(s) to visit the plant or plants where the Licensed Products are manufactured and where the containers, packaging material and the like are printed or produced in order to determine whether the Manufacturer and Licensee are in compliance with the terms herein and in the aforementioned Agreement. We further agree that we will look solely to Licensee for any payments and/or compensation or other sums with respect to the manufacture, shipment and/or supply of the Licensed Products or any part thereof and that we will have no claim against Licensor or Agent with respect to such payments or any other matters in connection with the Licensed Products or the Property.

We understand that our engagement as Manufacturer for the Licensee is subject to our agreement to the foregoing terms and Agent and/or Licensor shall be entitled to invoke any remedy permitted by law for violation of this Manufacturer’s Agreement. Manufacturer’s appointment shall also be subject to Licensor’s and Agent’s approval which will not be deemed granted unless and until this Manufacturer’s Agreement is executed below by all parties.

Read and Agreed to:

By:
Manufacturer

By:
Licensee

Approved:

By:	, and
Licensor

By:
Agent